EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.  333-06275, 333-66831, 333-79047, 333-58264, 333-110326, 333-160102, 333-176103 and 333-190597) of Anika Therapeutics, Inc. of our report dated March 13, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 13, 2015